March 30, 1998

                             TO THE SHAREHOLDERS
                                      OF
                          INTELLIGENT CONTROLS, INC.

                               IMPORTANT NOTICE

Dear Shareholder:

      The Annual Shareholders Meeting of Intelligent Controls, Inc., a Maine corporation, will be held at the Sheraton Tara Hotel at 363 Maine Mall Road, South Portland, Maine at 5:00 pm on Thursday, April 30, 1998.

      I am pleased to announce that Intelligent Controls has reached an agreement with Ampersand Ventures whereby Ampersand will make a $5 Million investment in our company. As a result of this investment, the Board of Directors has authorized the Company to conduct a tender offer for up to 475,000 shares of its common stock at a price of $3.25 per share. Details concerning the investment and the tender offer are explained in the enclosed documents. I ask that you please review all the materials carefully before making your decision and casting your vote as a shareholder.

      As part of this agreement, Roger E. Brooks has joined INCON full time as a consultant and will become President and CEO as well as a director of the company at the closing of the Ampersand investment. I welcome the opportunity to work with Roger, an experienced CEO, and I plan to remain actively involved with the company as Chairman and Vice President of Product Development.

      We urge you to read carefully the enclosed materials and thank you for your prompt attention to this matter.

Sincerely,

INTELLIGENT CONTROLS, INC.

/s/ Alan Lukas
President & CEO




                         INTELLIGENT CONTROLS, INC.

                                  NOTICE OF
                       ANNUAL MEETING OF SHAREHOLDERS

                               April 30, 1998

Notice is hereby given that the Annual Meeting of Shareholders of Intelligent Controls, Inc. will be held at the Sheraton Tara Hotel, 363 Maine Mall Road, South Portland, Maine at 5:00 p.m. on Thursday, April 30, 1998, to conduct the following business:

      1. To elect the Directors;

      2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants to the Company for the current fiscal year;

      3. To amend the Articles of Incorporation to increase the authorized common stock to 8,000,000 shares;


      4. To amend the Articles of Incorporation to provide that Section 910 of the Maine Business Corporation Act shall not apply to the Company;

      5. To amend the Articles of Incorporation to permit the Company to purchase shares from capital surplus.

      6. To approve the 1998 Employee Stock Option Plan;

      7. To approve a restricted stock arrangement with Roger E. Brooks; and

      8. To conduct any other business which may lawfully come before said meeting.


A Proxy Statement describing these proposed actions accompanies this Notice of Meeting.

Dated at Portland, Maine this 30th day of March, 1998.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   Gregory S. Fryer, Clerk



NOTE: ALL SHAREHOLDERS ARE ENCOURAGED TO VOTE, DATE, AND SIGN THE PROXY CARD ENCLOSED WITH THIS NOTICE AND THE ACCOMPANYING PROXY STATEMENT, AND TO RETURN THE COMPLETED PROXY CARD IN THE ENVELOPE PROVIDED.




                         INTELLIGENT CONTROLS, INC.
                           74 Industrial Park Road
                                P.O. Box 638
                              Saco, Maine 04072

                               PROXY STATEMENT
                       ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held April 30, 1998


                                INTRODUCTION


      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Intelligent Controls, Inc. ("INCON" or the "Company") for use at the 1998 Annual Meeting of Shareholders. The Meeting will be held at the Sheraton Tara Hotel, 363 Maine Mall Road, South Portland, Maine at 5:00 p.m. on Thursday, April 30, 1998.


      When properly executed and returned, the enclosed proxy will be voted in accordance with the choices marked. If no choice is specified, the proxy will be voted as recommended by the Board of Directors. A proxy may be revoked at any time before it is voted. Shareholders may revoke their proxies by delivering written notice to the Clerk of the Company prior to the vote on a given matter by submitting a later dated proxy at or before the Meeting, or by voting in person at the Meeting.

      The record date for determining shareholders entitled to vote at the Meeting (and any adjournment thereof) is March 26, 1998. All shareholders of record as of the close of business on that date will be entitled to cast one vote per share. This Proxy Statement and the accompanying form of proxy for the Meeting are first being mailed to shareholders on or around March 30, 1998.


      A description of matters to be voted upon is set forth at pages 7-13 of this Proxy Statement. Certain information concerning share ownership, management, and compensation appears below.


                          OWNERSHIP OF COMMON STOCK


      As of March 12, 1998, there were 3,296,375 outstanding shares of Intelligent Controls, Inc. common stock, the Company's only authorized class of stock. Set forth below, as of such date, is information concerning all persons known to the Company to beneficially own more than five percent of the outstanding shares.


                                    NUMBER OF SHARES            PERCENT
     NAME AND ADDRESS              BENEFICIALLY OWNED           OF CLASS
---------------------------------------------------------------------------


     Alan Lukas                      1,163,213 (1)              35.3%(1)
     74 Industrial Park Road
     Saco, Maine 04072

     Paul E. Lukas                     501,391 (2)              15.2%(2)
     74 Industrial Park Road
     Saco, Maine 04072

     John D. Knight                    248,240 (3)               7.0%(3)
     6 Stonebrooke Road
     Scarborough, ME 04074

____________
<F1>  Includes 1,039,983 shares owned directly by Alan Lukas, 3,333 shares purchasable by him within the next 60 days under a stock option,
      87,397 shares owned by his wife, 25,000 shares held by him as custodian for his child, and 7,500 shares owned by Lukas Brothers, a general partnership of which Alan Lukas and his brother Paul Lukas are two of the three partners.
<F2>  Includes 492,224 shares owned directly by Paul E. Lukas, 1,667 shares purchasable by him within the next 60 days under a stock option, and
      7,500 shares owned by Lukas Brothers.

<F3>  Represents shares that are the subject of certain stock options previously granted to Mr. Knight. These stock options are the subject of a pending dispute between the Company and Mr. Knight, in which the Company to date has refused to consummate Mr. Knight's attempted exercise of the options in 1996.


      The following table shows, as of March 12, 1998, the number of shares of Intelligent Controls, Inc. common stock which, to the Company's knowledge, were beneficially owned by executive officers of the Company and by each Director and other nominee for election as a Director. Except as otherwise indicated, each person named owned less than one percent of the outstanding common stock of the Company.

                                   NUMBER OF SHARES            PERCENT
     NAME                         BENEFICIALLY OWNED (1)     OF CLASS (1)
--------------------------------------------------------------------------

     Alan Lukas (2)                     1,163,213               35.3%
     Charlton H. Ames                       9,682
     George E. Hissong                     10,500
     Paul F. Walsh                         16,000
     Henry M. Powers                        3,000
     Charles D. Yie (3)                         0
     Roger E. Brooks (3)                        0

     All Directors, nominees, and
     executive officers as a group      1,202,395               36.1%

____________
<F1>  Except as otherwise noted, all shares are owned directly.  Includes the following shares that are purchasable within the next 60 days under outstanding stock options:  Mr. Lukas, 3,333 shares; Mr. Ames,
      7,000 shares; Mr. Hissong, 8,000 shares; Mr. Walsh, 16,000 shares;
      and Mr. Powers, 2,000 shares.  No other executive officers hold stock options exercisable within 60 days.
<F2>  Mr. Lukas' shares include 1,039,883 shares owned directly by him,
      3,333 shares purchasable by him within the next 60 days under a stock option, 87,397 shares owned by his wife, 25,000 shares held by a custodian or trustee for his child, and 7,500 shares owned by Lukas
      Brothers, a general partnership of which Mr. Lukas is one of the three partners.

<F3>  Nominees for election as Directors.  See discussion below of certain agreements by which Mr. Brooks and two investment funds affiliated with Mr. Yie may purchase shares of Company common stock. These agreements are subject to specified conditions that have not yet been satisfied.


                           THE BOARD OF DIRECTORS

      The Directors of the Company are elected for one year terms at the Annual Meeting of Shareholders. Set forth below is biographical information for each of the current members of the Company's Board of Directors, and for Messrs. Yie and Brooks who are nominees for election as a Director.

      ALAN LUKAS (age 47). Alan Lukas has served as President, Chairman of the Board, and a Director of the Company since 1978, the year in which he founded the corporation.

      CHARLTON H. AMES (age 56). Since 1985 Mr. Ames has served as President of Morse, Payson & Noyes Capital Corporation, a private investment firm. Since 1985 he has also managed the investment portfolio of Katahdin Securities, a venture capital firm. From 1977 to 1985, he was Vice President of Ames & Wellman Company, a private investment firm. Mr. Ames became a Director of INCON in 1991. He will not be standing for reelection as a Director.

      GEORGE E. HISSONG (age 61). Since 1989 Mr. Hissong has been employed by Hissong Development Corporation, where he serves as Chairman and Treasurer. He also is the owner of Mousam River Campground. From 1978 to 1986, Mr. Hissong was Chairman and President of Energy Sciences Inc. He is a Trustee of the Kennebunk Light and Power District and a Trustee of Goodall Hospital. Mr. Hissong was elected a Director of INCON in March 1996.

      PAUL F. WALSH (age 48). Since February 1995, Mr. Walsh has served as President and Chief Executive Officer of Wright Express Corporation, an information and financial services company. From January 1990 to February 1995, Mr. Walsh was Chairman of BancOne Investor Services Corporation, a financial services company. He has served since 1990 as a Director of Staples, Inc., a leading office supplies distributor. Mr. Walsh was elected a Director of INCON in 1996.

      HENRY M. POWERS (age 65). Mr. Powers is former Chairman, President, and Chief Executive Officer of C.H. Sprague & Son Company. This privately owned company (also known as Sprague Energy) is one of New England's largest independent distributors of oils and coal. Sprague also imports and exports a variety of liquid and bulk commodities. Mr. Powers first joined Sprague in 1961, and presently serves as a Consultant to the company. He is a former Director of First New Hampshire Banks, and a former Director of Seaward Construction Company (Kittery, Maine). Mr. Powers was elected a Director of INCON in June 1997. He will not be standing for reelection as a Director.

      CHARLES D. YIE (age 39). Mr. Yie does not presently serve on the Board of Directors but is a nominee for election at the Annual Meeting. He is a General Partner of Ampersand Ventures, a private equity/venture capital firm, and joined Ampersand's predecessor firm in 1985. A General Partner of all of Ampersand's active partnerships, he has served as a director of over a dozen companies, including Advanced Forming Technology and Everett & Jennings, and as Chairman of Kroy Building Products and Moldflow. Mr. Yie also has several years of systems engineering and manufacturing experience at Hewlett-Packard.

      ROGER E. BROOKS (age 53). Mr. Brooks does not presently serve on the Board of Directors but is a nominee for election at the Annual Meeting. Since April of 1997, he has been associated with Ampersand Ventures, a private equity/venture capital firm, as an Executive in residence. From 1984 to 1996, Mr. Brooks served as a Director and President/Chief Executive Officer of Dynisco, Inc., an instrumentation and equipment company. From 1977 to 1984, Mr. Brooks was a Director, Executive Vice President/Chief Operating Officer, and Vice President of Marketing & Sales of Thermo Electric Co. Inc., a temperature measurement and control products company. He is a Director of Nobel Systems (UK) Ltd. and American MSI Corporation, as well as a former Director of Data Instruments, Inc. Mr. Brooks has been working as a consultant to INCON since February 5, 1998.


      As further described below, the Company plans to hire Mr. Brooks as its President and Chief Exeucutive Officer following the Annual Meeting, and to retain Mr. Lukas as Chairman of the Board and Vice President for Product Development. See "Employment Agreement with Mr. Brooks" and "Employment Agreement with Mr. Lukas" at pages 4-5 below.

      Subject to certain conditions, two investment partnerships with which Mr. Yie is affiliated (Ampersand Specialty Materials and Chemicals III Limited Partnership and Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership, hereinafter referred to collectively as "Ampersand"), Mr. Brooks, Alan Lukas, Paul E. Lukas, and certain others have agreed to become parties to a Stockholders Agreement, under which each will agree to vote his or its shares of stock (i) to limit the size of the Company's Board of Directors to five Directors and (ii) to elect as those Directors Mr. Yie, Mr. Lukas, the Chief Executive Officer (Mr. Brooks), and one designee each of Ampersand and Mr. Lukas. Other provisions of the Stockholders Agreement are described below. See "Sale of Stock to Ampersand and Related Transactions" at page 5.


      The Company anticipates there will be changes in its director compensation policies after the Annual Meeting, but no decision has yet been made in this regard. During 1997 each non-employee Director of the Company received as compensation (i) cash payments of $500 per meeting and
(ii) grants of nonqualified stock options (1,000 shares per quarter) having an exercise price equal to 100% of the fair market value of the stock as of the date of grant. In November 1996, Mr. Walsh received a one-time grant of a nonqualified stock option to purchase 10,000 shares at $2.05 per share, the fair market value of the stock as of the date of grant. All stock options to directors have been granted pursuant to the Company's 1993 Director Stock Option Plan.


      The Board of Directors has appointed a Compensation Committee, responsible for reviewing the general compensation policies of the Company. The Committee specifically oversees and approves the compensation of each INCON officer. In addition, the Committee administers various employee benefit plans of the Company. The Committee presently consists of Messrs. Ames, Hissong, and Powers. The Committee met five times in 1997.

      The Board of Directors has appointed an Audit Committee, which presently consists of Messrs. Hissong and Ames. Its function is to oversee the work of the Company's controller and external accountants and to assure the existence of an effective accounting system. The Committee met once in 1997.

      The Board of Directors held a total of ten meetings in 1997. Each Director was present at 75% or more of the total number of Board and Committee meetings he was eligible to attend in 1997.



                         EXECUTIVE COMPENSATION AND
                               RELATED MATTERS

      Set forth below is certain information concerning the compensation of Alan Lukas, the President and Chief Executive Officer of the Company. No executive officer of the Company received annual compensation in excess of $100,000 during 1997.

                         SUMMARY COMPENSATION TABLE


                              ANNUAL COMPENSATION
                          ---------------------------        ALL OTHER
   NAME          YEAR     SALARY      BONUS     OTHER    COMPENSATION (1)
--------------------------------------------------------------------------

   Alan Lukas    1997    $84,000     $5,000      $  0       $6,853
   (President    1996    $84,000     $    0      $  0       $6,813
    and CEO)     1995    $84,000     $6,300      $  0       $6,475

____________
<F1>  Includes Company contributions of $2,140, $2,100, and $1,762 to Mr.
      Lukas' account under the 401(k) Plan for 1997, 1996, and 1995, respectively.  Also includes Company-paid premiums of $4,713 in each of 1997, 1996, and 1995, under a variable life insurance policy for
      Mr. Lukas.  The policy has a guaranteed minimum death benefit of
      $300,000.  In the event of Mr. Lukas' death, the Company would pay over to Mr. Lukas' estate the net proceeds of the policy, after reimbursement of the Company's premium cost.  In the event of termination of Mr. Lukas' employment, he would be entitled to ownership of the policy after reimbursing the Company's premium cost.


      Mr. Lukas has received no grants of options under Company stock option plans, other than an option granted April 1, 1995 to purchase 10,000 shares of common stock at $4.45 per share (100% of market price on the date of grant), representing 22% of the total options granted to employees in 1995. The option expires April 1, 2005 and becomes exercisable in three equal increments on the third, fourth, and fifth anniversary of the grant date.

EMPLOYMENT AGREEMENT WITH MR. BROOKS


      The Company has agreed to hire Roger E. Brooks as its Chief Executive Officer, effective as of the date of closing of the contemplated stock purchase by Ampersand. Under a form of Employment Agreement approved by the INCON Board of Directors on March 18, 1998, Mr. Brooks will receive a salary of $175,000 per year plus a $600 per month car allowance. The Company may terminate Mr. Brooks' employment at any time, with or without cause. In the event of a termination without cause, Mr. Brooks will be entitled to between six and twelve months' severance compensation, at a rate equal to his then current salary, plus continued participation in Company health insurance and other benefits during such period. The term of the agreement runs through June 30, 2000, and will automatically renew for successive one-year terms unless either Mr. Brooks or the Company gives notice to the contrary at least 90 days before the renewal date. If the Company gives notice of nonrenewal prior to the third anniversary of the agreement, Mr. Brooks will be entitled to the same severance and benefit arrangements as for a termination without cause.

      The Company has agreed to sell Mr. Brooks 486,923 shares of Common Stock, subject however to certain restrictions. See "Approval of Restricted Stock Arrangement with Mr. Brooks," at page 12 below.


      Mr. Brooks has been employed by the Company as a consultant since February 5, 1998. The contract is terminable by either party at will. Mr. Brooks receives a fee of $675 per day for his services under this arrangement.

EMPLOYMENT AGREEMENT WITH MR. LUKAS


      Alan Lukas, who has served as Chief Executive Officer of the Company since its founding in 1978, will retain his role as Chairman of the Board when Mr. Brooks becomes the Chief Executive Officer. In addition to his duties as Chairman, Mr. Lukas will continue to be a full-time executive of the Company, serving as Vice President for Product Development.

      Under a proposed form of Employment Agreement (approved in principle by the INCON Board of Directors on March 18, 1998), Mr. Lukas will receive a $30,000 retainer for his role as Chairman and a $120,000 salary as Vice President for Product Development. Amounts paid as a retainer are in lieu of other compensation to Directors for service on the Board of Directors.

      Under the Employment Agreement, the term of Mr. Lukas' employment runs through June 30, 2000, and will automatically renew for successive one-year terms unless either he or the Company gives notice to the contrary at least 90 days before the renewal date. The term of his retention as Chairman runs through June 30, 2003. The Company may terminate these arrangements with Mr. Lukas at any time, with or without cause. In the event of a termination by the Company without cause, Mr. Lukas will be entitled to (i) between six and twelve months' severance compensation (but in any event through June 30, 2000), at a rate equal to his then current salary, plus continued participation in Company health insurance and other benefits during such period and (ii) continued payment of his $30,000 retainer and health insurance benefits through June 30, 2003, in return for up to 400 hours of consulting services to the Company per year.

RELATED-PARTY TRANSACTIONS

      The Company leases a 13,000 square foot facility from a corporation owned in part by Alan Lukas. This facility is used for corporate office space and presently contains no manufacturing operations. The lease expires August 15, 1998 and is renewable, at the Company's option, for an additional one-year term. The Company also has the right to purchase this facility in 1998 at its then fair market value, subject to a specified minimum price of $550,000. The current rent is approximately $62,700 per year (exclusive of utilities, taxes, and insurance) and is subject to an automatic increase of 5% per year. The Company believes that the rent under this lease is reasonable in relation to prevailing rents for comparable industrial or commercial space. The Company has not yet made any decision on renewal of the lease or exercise of the purchase option. Presently, the rental payments on the building exceed the landlord corporation's monthly payments on its underlying mortgage loan; Alan Lukas' profits from this arrangement currently amount to less than $1,250 per year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under Section 16(a) of the Securities Exchange Act of 1934, certain persons associated with the Company (Directors, executive officers and beneficial owners of more than 10% of the outstanding common stock) are required to file with the Securities and Exchange Commission and the Company various reports disclosing their ownership of Company securities and changes in such ownership. To the Company's knowledge, all requisite reports for 1997 were filed in a timely manner, except the Form 3 report of initial beneficial ownership for Henry M. Powers following his election to the Board of Directors in June 1997, a Form 4 report for Alan Lukas for a transaction in June 1997, a Form 5 report for Alan Lukas for one transaction in December 1996, Form 4 reports for Kenneth J. Burek for two transactions in January 1997 and June 1997, and a Form 5 report for Paul E. Lukas for three transactions in December 1997, April 1997, and April 1995. Each of these reports has since been filed.


                         SALE OF STOCK TO AMPERSAND
                          AND RELATED TRANSACTIONS

      INVESTMENT AGREEMENT. As of March 25, 1998 the Company entered into an Investment Agreement with Ampersand Specialty Materials and Chemicals III Limited Partnership and Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership, two affiliated venture capital funds located at 55 William Street, Suite 240, Wellesley, Massachusetts 02181-4003 ("Ampersand"). Ampersand has agreed to purchase 1,538,462 shares of INCON common stock from the Company at a price of $3.25 per share (an aggregate purchase price of $5,000,001). The Investment Agreement also contemplates that INCON will purchase common stock from existing shareholders through a Company tender offer at $3.25 per share and that Roger E. Brooks will purchase common stock from the Company at $3.25 per share through a restricted stock arrangement, as further described below.

      Ampersand's purchase of stock through this transaction is subject to certain conditions, including without limitation the condition that INCON shareholders at the Meeting (a) approve the proposed amendment to the Articles of Incorporation to increase the authorized common stock to 8,000,000 shares, (b) approve the proposed amendment to the Articles of Incorporation to provide that Section 910 of the Maine Business Corporation Act will no longer apply to the Company, (c) approve the proposed 1998 Employee Stock Option Plan, and (d) approve the proposed restricted stock arrangement with Mr. Brooks. These matters are described below under "Summary of Actions to be Taken," at pages 7-13.


      Pursuant to the Investment Agreement, the Company has agreed to grant Ampersand and Mr. Brooks certain registration rights covering any shares of INCON stock owned by them. Ampersand and Mr. Brooks will have two "demand" registration rights, by which the Company will file registration statements covering their resale of shares in an underwritten public offering meeting certain standards. In addition, Ampersand and Mr. Brooks will have an unlimited number of "piggyback" registration rights, by which the Company will allow Ampersand and Mr. Brooks to include their shares in registration statements covering resales by other shareholders or covering (with certain exceptions) offerings of stock by the Company itself.

      The Investment Agreement provides Ampersand a right of first refusal on INCON's future sales of capital stock to third parties. Such provision contains exceptions for (i) the grant of stock options to INCON employees or consultants pursuant to plans approved by the Company's Board of Directors, or the issuance of common stock upon the exercise of such options, (ii) the sale by the Company of shares of common stock in a public offering, and (iii) the issuance of shares of capital stock upon conversion or exercise of any securities as to which Ampersand was previously offered a right of first refusal under this provision.


      The Company has also agreed to grant Ampersand and Mr. Brooks a right (the "put" right) to require the Company to repurchase their shares. This right is triggered if (i) the Company receives a bona fide offer from an unaffiliated third party to acquire INCON in a transaction that values the common stock at more than $10 per share and (ii) Ampersand endorses the offer but the Company declines to accept the offer. The Company would thereafter be required to purchase the stock of Ampersand and Mr. Brooks at a price equivalent to the third party's offer.


      Prior to closing of Ampersand's stock purchase, the Company has agreed that neither it nor its officers or directors will, directly or indirectly, solicit or respond to any offers for the acquisition of all or any material portion of INCON's assets or stock, or negotiate with respect to any unsolicited offer or indication of interest. Provided, however, that the Company and its Board may negotiate with a third party in connection with an unsolicited acquisition proposal, to the extent that the Board determines in good faith upon advice of its counsel that such action is necessary to comply with its fiduciary duties to the Company under applicable law.


      Under the Investment Agreement, the Company has made certain representations and warranties to Ampersand, and has entered into miscellaneous covenants with Ampersand, on terms that the Company considers to be customary for agreements of this type. The parties have agreed to indemnify each other against expenses arising from breach of a representation, warranty, or covenant, to the extent such expenses exceed a specified dollar threshold. In addition, the Company has agreed to issue additional shares to Ampersand for nominal consideration in the event that a pending lawsuit between the Company and a former executive results in a verdict or settlement exceeding a specified amount.

      Following the closing of its stock purchase under the Investment Agreement, Ampersand would own stock representing approximately 31.7% of the then outstanding shares of common stock (assuming consummation of the Company's tender offer, and without giving effect to stock option exercises, if any, prior to closing). Ampersand has represented to the Company that it has sufficient financial resources to purchase the stock, and will not be borrowing funds for this purpose.

      STOCKHOLDERS AGREEMENT. As a condition to consummation of Ampersand's stock purchase under the Investment Agreement, the Company, Ampersand, Mr. Brooks, Alan Lukas, Paul E. Lukas, and certain related parties would enter into a Stockholders Agreement restricting the voting and transfer of shares of INCON common stock owned by each. At the time of entering into this agreement, the shares owned by these stockholders will represent at least 70% of the outstanding shares of INCON common stock.

      As noted above, the stockholders who are parties to the Stockholders Agreement will agree to vote their stock (i) to limit the size of the Company's Board of Directors to five Directors and (ii) to elect as those Directors Mr. Yie, Alan Lukas, the Chief Executive Officer (Mr. Brooks), and one designee each of Ampersand and Alan Lukas.(1) These stockholders will also agree to vote their shares in such a way that Ampersand will be able to block certain significant transactions opposed by it, such as financing transactions exceeding $5 million or a merger or other sale of the Company. In the event the "put" right of Ampersand and Mr. Brooks is triggered as described above, these stockholders will agree to vote their shares in such a way as to increase the size of the Board of Directors by two Directors, and to elect two nominees of Ampersand to fill those positions. Moreover, for a period of five years, these stockholders will agree not to make open-market purchases of INCON common stock and not to initiate or assist in proxy solicitations, except with prior written consent from INCON's Board of Directors.


(1) These two nominees of Mr. Lukas and Ampersand may not be otherwise affiliated with them or the Company. Ampersand may at any time designate someone other than Mr. Yie for election to the Board, which person may be an affiliate of Ampersand.


      The stockholders who are parties to the Stockholders Agreement will agree to grant each other certain rights of first refusal to purchase shares that a stockholder proposes to sell to a third party; and to grant each other certain co-sale rights to participate in selling stock to a third party.

      COMPANY TENDER OFFER. The INCON Board of Directors has authorized the Company to conduct a tender offer for up to 475,000 shares of its common stock at a price of $3.25 per share (an aggregate purchase price of $1,543,750). The tender offer will be funded from proceeds of the contemplated sale of stock to Ampersand, and is subject to timely completion of the Ampersand transaction and certain other conditions.(2) The tender offer will remain open to shareholders at least until the close of business on May 1, 1998, unless further extended by the Company. Alan and Paul Lukas have advised the Company that they intend to tender sufficient shares into the offer to result in a purchase from them of at least 200,000 shares in the aggregate.

(2) Among these is the condition that the tender offer not result in the Company having fewer than 300 shareholders of record. The Company will decrease the size of the tender offer if and to the extent necessary to satisfy this condition. The Company presently has 500 record holders and does not expect the offer to reduce the number of such holders below 300.

      A more detailed description of the Company's tender offer appears in an Offer to Purchase, copies of which are being sent to shareholders at the time of mailing of this Proxy Statement.

      RESTRICTED STOCK ARRANGEMENT. The restricted stock arrangement with Mr. Brooks is subject to shareholder approval and is further described at pages 12-13 below.


                       SUMMARY OF ACTIONS TO BE TAKEN

     Set forth below is a summary of matters to be voted upon by shareholders at the Meeting. The Company has been advised that Alan Lukas, each of the other Directors of the Company, and Paul E. Lukas intend to vote their shares in favor of these matters, in which case each matter will receive a vote sufficient to assure its approval.

ELECTION OF DIRECTORS

      The Company's Articles of Incorporation provide for a Board of Directors of not fewer than three nor more than nine members, as from time to time determined by resolution of the Board of Directors or by the shareholders. Directors are elected at each Annual Meeting of Shareholders for one year terms.

      A resolution will be offered at the Meeting to establish the number of Directors at five and to elect the following five persons as Directors:

             Alan Lukas, George E. Hissong, Paul F. Walsh,
                 Charles D. Yie, and Roger E. Brooks

The foregoing individuals have each consented to be named as nominees and to serve as Directors if elected. Biographical information concerning these individuals appears at pages 2-3 above.

      The Company's Articles of Incorporation allow for cumulative voting in the election of Directors. A shareholder may require cumulative voting by giving the Company notice of his or her intention to do so. Notice must be received prior to voting on Directors. Under cumulative voting, each holder has the right to as many votes as equals the number of Directors to be elected, multiplied by the number of shares owned by such holder. The effect of cumulative voting would be to ensure that the holders of more than one-sixth of the outstanding shares could (by cumulating their votes) elect at least one of five Directors of the Company.




     Regardless of whether votes are to be cumulated, each Director position will be filled by plurality vote. Abstentions and broker non-votes will not affect the tally of votes cast in the election. (A broker non-vote occurs when a broker, or other fiduciary, votes on at least one matter but lacks authority to vote on another matter.)


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
          THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

RATIFICATION OF ACCOUNTANTS

      The shareholders will be asked to ratify the appointment of Coopers & Lybrand L.L.P., who were the Company's auditors in 1997, as the Company's independent accountants for the fiscal year ending December 26, 1998. Coopers & Lybrand is one of the largest accounting firms in the United States and has substantial experience in auditing financial statements of public companies. One or more representatives of Coopers & Lybrand will be present at the Meeting, will have an opportunity to make a statement to the Meeting if they desire to do so, and will be available to respond to appropriate questions.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
       RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P.

AMENDMENTS TO ARTICLES OF INCORPORATION


      The Company is proposing three amendments to its Articles of Incorporation. The first is to increase the number of authorized shares of common stock. The second is to provide that Section 910 of the Maine Business Corporation Act is no longer applicable to the Company. The third is to authorize the Company to repurchase shares from capital surplus.

      INCREASE IN AUTHORIZED STOCK. The Company's authorized stock presently consists of 5,000,000 shares of common stock, no par value. As of March 12, 1998, there were 3,296,375 shares of common stock outstanding and approximately 589,208 shares reserved for issuance under outstanding stock options. Moreover, the Company has entered into agreements (described elsewhere in this Proxy Statement) under which it would sell common stock to Ampersand and Mr. Brooks.(3) An increase in the number of authorized shares will be necessary in order to consummate these transactions.

(3) The Company has agreed to sell Ampersand 1,538,462 shares of common stock pursuant to the Investment Agreement and has agreed to sell Mr. Brooks 486,923 shares of common stock through a proposed restricted stock arrangement. The Company intends to use treasury shares (acquired through the contemplated Company tender offer for 475,000 shares) as the source for at least 410,000 of the shares being purchased by Mr. Brooks.


      Subject to shareholder approval, the Board of Directors has voted unanimously to increase the authorized common stock to 8,000,000 shares. The additional shares authorized under the proposed amendment would be available for any proper corporate purpose, including future business acquisitions or stock offerings. The Board of Directors would have authority to issue such shares from time to time on such terms and conditions as it determines, without the necessity of further approval of the shareholders unless such approval were otherwise required by applicable laws and regulations or by the rules of the American Stock Exchange.


      Except for the contemplated sales of stock to Ampersand and Mr. Brooks and except for issuances pursuant to INCON stock option plans, the Company presently has no specific plans to issue additional shares. Nevertheless, the Board believes that the increase in authorized shares is desirable in order to maintain the Company's flexibility to issue shares from time to time without the delays that could result if such shares had not been previously authorized by the shareholders.

      Shareholders currently have no preemptive rights with respect to the Company's shares. As described above, however, the Investment Agreement provides Ampersand certain rights of first refusal on future sales of common stock to third parties. See discussion at page 6 above.


      Given the terms of the contemplated Stockholders Agreement among stockholders who will own a majority of the outstanding common shares, the Company does not expect that the authorization of additional shares would have any material effect on the likelihood or timing of any future change in control of the Company. By virtue of their collective voting power, those stockholders generally would be in a position to block a change in control not favored by them.

      The form of resolution for adoption of the proposed amendment is as follows:

       RESOLVED: THAT THE ARTICLES OF INCORPORATION OF INTELLIGENT CONTROLS, INC. BE AMENDED TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, NO PAR VALUE, FROM 5,000,000 SHARES TO 8,000,000 SHARES.

The affirmative vote of a majority of the outstanding shares of common stock is necessary to adopt this amendment. (For these purposes, abstentions and broker non-votes will have the same effect as a vote against this amendment.) Shareholder approval of the amendment is a condition to both Ampersand's and the Company's obligation to consummate the sale of stock to Ampersand, and a condition of the Company's tender offer.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS
            PROPOSED AMENDMENT OF THE ARTICLES OF INCORPORATION.

      SECTION 910. Section 910 provides special appraisal and sale rights to minority shareholders of publicly held Maine corporations that are the subject of a "control transaction." Under this statute, a person or group that acquires voting power over more than a specified percentage of the outstanding voting stock of a corporation is deemed a "controlling person." In general, the voting power threshold for triggering controlling person status is 25% of the outstanding voting stock.(4) When a person or group exceeds the statutory threshold, the controlling person must notify all shareholders that a control transaction has occurred. Each shareholder is then entitled to demand that the controlling person purchase his or her shares for a cash price equal to the "fair value" of the stock. If the controlling person and the shareholder are unable to agree on fair value, a court may determine the value. These appraisal and sale rights are similar in scope and procedure to those available to shareholders who dissent from a merger or sale of substantially all of the assets of a corporation.

(4) A person whose voting power exceeded 25% as of September 19, 1985 (the effective date of the statute) will not be deemed a controlling shareholder unless he subsequently increases his percentage voting power above that level. Alan Lukas, for example, is grandfathered at his September 19, 1985 ownership level, which is substantially greater than his current ownership level.

      Section 910 may have the effect of discouraging large purchases of stock that could affect control of a corporation, particularly open-market transactions where the purchaser is unable or unwilling to offer to buy all of the outstanding shares. However, a corporation may choose to "opt out" of Section 910, by amending its articles of incorporation to provide that
Section 910 will not apply to the corporation. Such an amendment requires the affirmative vote of holders of a majority of the outstanding voting stock.


      As described above, the Company has entered into an Investment Agreement whereby two related investment funds (Ampersand) would purchase up to 1,538,462 shares of INCON common stock, representing an estimated 31.7% of the outstanding voting stock. Moreover, Ampersand upon consummation of that stock purchase will enter into a Stockholders Agreement with Alan Lukas, Paul E. Lukas, Roger E. Brooks, and certain other parties, under which such stockholders will agree to vote their shares to elect specified directors and to block certain significant transactions opposed by Ampersand. The collective voting control of these parties will exceed the statutory 25% threshold under Section 910.

     The Board of Directors has determined that the purchase of stock by Ampersand is in the best interests of the Company, if effected on the terms set forth in the Investment Agreement and the Stockholders Agreement.
Those agreements provide for a corporate governance structure under which the Board of Directors consists of five Directors, of whom at least two are otherwise unaffiliated with the Company.(5) Moreover, the Stockholders Agreement contains certain rights of first refusal and co-sale rights among the parties, the effect of which is to limit the ability of those stockholders to sell large blocks of stock to any one person or group. Accordingly, the Board is of the opinion that the minority shareholder protections of Section 910 are no longer necessary and, in this case, would prevent the Company from obtaining new capital on favorable terms.

(5) Under the Stockholders Agreement, the Directors would consist of the Chief Executive Officer (contemplated to be Mr. Brooks), Mr. Lukas and one nominee of his, and two nominees of Ampersand. Mr. Lukas' nominee and at least one Ampersand nominee must be unaffiliated with them or the Company.

      The form of resolution for adoption of the proposed amendment is as follows:

       RESOLVED: THAT THE ARTICLES OF INCORPORATION OF INTELLIGENT CONTROLS, INC. BE AMENDED TO PROVIDE THAT SECTION 910 OF THE MAINE BUSINESS CORPORATION ACT SHALL BE INAPPLICABLE TO THE CORPORATION.

The affirmative vote of a majority of the outstanding shares of common stock is necessary to adopt this amendment. (For those purposes, abstentions and broker non-votes will have the same effect as a vote against this amendment.) Shareholder approval of the amendment is a condition to both Ampersand's and the Company's obligation to consummate the sale of stock to Ampersand, and a condition of the Company's tender offer.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS
            PROPOSED AMENDMENT OF THE ARTICLES OF INCORPORATION.




      REPURCHASES FROM CAPITAL SURPLUS. Under Maine law, a corporation may repurchase its own shares of capital stock from unreserved and unrestricted earned surplus. If authorized by the articles of incorporation (or by the majority vote of each class of outstanding shares), a corporation may also purchase its shares to the extent of unreserved and unrestricted capital surplus. With regard to INCON, "earned surplus" is essentially equal to the Company's retained earnings as shown on the Company's balance sheet, and "capital surplus" is essentially equal to total stockholders' equity, minus retained earnings and treasury stock, as shown on the balance sheet. At the end of the Company's most recent fiscal year, INCON's earned surplus was approximately $486,000 and its capital surplus was approximately $2,294,000. The Company's Articles of Incorporation presently do not authorize repurchases of stock from capital surplus, but could be amended to do so.

      As noted above, the Board of Directors has authorized INCON to conduct a tender offer for up to 475,000 shares of its common stock, at a price of $3.25 per share (an aggregate purchase price of $1,543,750). See discussion at page 7 above. The tender offer is subject to timely completion of the proposed sale of common stock to Ampersand for $5,000,001. The combined effect of these two transactions (net of associated expenses) would be to increase the Company's capital by more than $3,400,000. In addition, it is contemplated that Roger E.
Brooks would invest another $250,000 in cash through his restricted stock arrangement described above.

      The Company's capital surplus (even before the Ampersand transaction and the sale of stock to Mr. Brooks) is sufficient to cover the aggregate tender offer price; the Company's earned surplus, by itself, is not sufficient to do so.

      The Board of Directors has unanimously determined that both the proposed Ampersand transaction and the proposed tender offer are in the best interests of the Company. The net increase in capital from these two transactions will, in the opinion of management, provide INCON with an appropriate amount of capital to serve the needs of the Company for the foreseeable future, and to provide a basis for possible future expansion of the business. In order to complete the proposed tender offer, the Company is therefore seeking to amend its Articles of Incorporation to authorize repurchases of shares from capital surplus.

      In the future, authorization to repurchase shares from capital surplus will provide the Board with increased flexibility in approving stock repurchases without the necessity of seeking shareholder approval. The Company has no present plans to repurchase shares, except through the proposed tender offer and except for repurchases in connection with Company stock option plans.

     The form of resolution for adoption of the proposed amendment is as follows:

       RESOLVED: THAT THE ARTICLES OF INCORPORATION OF INTELLIGENT CONTROLS, INC. BE AMENDED TO PROVIDE THAT THE COMPANY MAY PURCHASE ITS OWN SHARES FROM CAPITAL SURPLUS.

The affirmative vote of a majority of the outstanding shares of common stock is necessary to adopt this amendment. (For these purposes, abstentions and broker non-votes will have the same effect as a vote against this amendment.) Shareholder approval of the amendment is a condition of the Company's tender offer.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS
            PROPOSED AMENDMENT OF THE ARTICLES OF INCORPORATION.


1998 EMPLOYEE STOCK OPTION PLAN

      Subject to shareholder approval, the Board of Directors of the Company has adopted the Intelligent Controls, Inc. 1998 Employee Stock Option Plan. The purpose of the Plan is to provide key employees of the Company with incentives to increase their equity ownership in the Company and to aid the Company in attracting and retaining qualified employees. The 1998 Plan is intended to replace the Company's existing Employee Stock Option Plan, which was originally adopted in 1984 and last approved by INCON shareholders in 1994.

      Like the predecessor plan, the 1998 Plan authorizes the INCON Compensation Committee to grant incentive stock options and nonqualified stock options. Unlike the predecessor plan, the 1998 Plan also gives the Committee discretion to award stock appreciation rights ("SARs"). The Committee will determine which employees of the Company will be granted options or SARs, and will have broad discretion to set the terms of each award of options or SARs. The Plan further provides that the Committee may cancel an award in the event of an employee's misconduct or failure to comply with the terms of the award. The following is a brief description of different types of awards under the Plan:

      OPTIONS. Incentive stock options and nonqualified stock options are rights to purchase shares of common stock at a specified option price. These options may be granted under the Plan at an option price not less that 100% of the fair market value per share on the date of grant. The terms of each option shall be set forth in an option agreement, and no option may have an expiration date later than ten years from the date of grant. Payment to the Company upon exercise of an option may be made by check, Company stock, or a combination thereof.

      If a participant ceases to be an employee of the Company other than by reason or death or disability, any incentive stock options which were exercisable by the participant on the date of termination of employment may be exercised at any time before their expiration date or within three months after the date of termination, whichever is earlier, but only to the extent that the options were exercisable when employment ceased. If a participant's employment terminates because of disability, incentive stock options which were exercisable on the date of termination may be exercised any time before their expiration date, or within one year after the date of termination of employment, whichever is earlier, but only to the extent that the options were exercisable when employment ceased. The three- and twelve-month periods described above satisfy requirements in the Internal Revenue Code for incentive stock options.

      Unless an option qualifies as an incentive stock option, the holder of an option generally will have ordinary income for federal income tax purposes at the time of exercise of the option, and the Company generally will then have a corresponding deduction for compensation expense. The income or deduction will equal the difference between the option exercise price and the then fair market value of the underlying shares. In contrast, the holder of an incentive stock option generally will not be taxed on the option at the time of exercise. If certain holding periods and other conditions are met, the holder will instead have capital gain or loss at the time of resale of the underlying shares, equal to the difference between the resale price and the exercise price; the Company will have no corresponding tax deduction.

      In the event of a participant's death while employed by the Company, the participant's estate, or any person to whom an incentive or nonqualified stock option passes by will or by the laws of descent and distribution, may exercise the option within one year after the date of death, to the extent the option was exercisable by the participant prior to his or her death.

      STOCK APPRECIATION RIGHTS. SARs are the right to receive a payment, the amount of which is a function of changes in the per share value of the Company's stock. These rights may be granted under the Plan at a grant price of at least 100% of the fair market value of a share on the date of grant. Generally, the amount payable equals the difference between the fair market value of a share on the date of exercise and the grant price. Payments may be made in cash, Company stock, or a combination thereof. SARs may be granted in tandem with stock options.

      The new Plan authorizes the issuance of up to 300,000 shares of common stock through the Plan. If a participant delivers shares in full or partial payment of the exercise price for an option, only the net number of shares issued to the participant will be counted against this limit. (In no event, however, will more than 300,000 shares be issued pursuant to incentive stock options; shares delivered in payment of the exercise price of an incentive stock option will not be credited against this special limit.)


      The Company recently granted options under the existing plan, and does not presently anticipate granting options during 1998 under the new Plan. Pursuant to SEC requirements, the following table illustrates the type of benefits available under the new Plan, by describing stock options recently awarded under the existing plan.

                                 NEW PLAN BENEFITS
                          1998 EMPLOYEE STOCK OPTION PLAN

                           DOLLAR VALUE ($) IF STOCK
                          APPRECIATES FOR 10 YEARS AT
                          ---------------------------        NO. OF
                          0%/YR.     5%/YR.    10%/YR.       UNITS
-------------------------------------------------------------------

   Alan Lukas               0             0         0            0

   Executive Officer
     Group                  0        20,361    32,422        5,000

   Non-Executive
     Director Group        N/A         N/A       N/A          N/A

   Non-Executive
     Officer Employee
     Group                  0       132,348   210,742       32,500


      A copy of the proposed Plan is attached as Exhibit A to this Proxy Statement. The affirmative vote of a majority of the outstanding shares of common stock is needed to approve the Plan. (For these purposes, abstentions and broker non-votes will have the same effect as a vote against the Plan.) Shareholder approval of the Plan is a condition to Ampersand's obligation to consummate its purchase of stock from the Company.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
              APPROVAL OF THE 1998 EMPLOYEE STOCK OPTION PLAN.

RESTRICTED STOCK TO MR. BROOKS

      Subject to receipt of shareholder approval, the Company has agreed to sell Roger E. Brooks 486,923 shares of INCON common stock at a price of $3.25 per share. Mr. Brooks will pay for these shares by delivering a promissory note for $1,332,500 and cash in the amount of $250,000. A portion of the shares will be subject to a repurchase right in favor of the Company, exercisable at his original purchase price of $3.25 per share.


      The promissory note from Mr. Brooks will bear interest at the "applicable federal rate" (approximately 5.7% per annum). Principal and interest under the note will become payable in five years, except that Mr. Brooks' payment obligation may be accelerated if his employment with the Company terminates for any reason. In such event, the note becomes due within either 90 days or one year, depending on the reason for the termination of employment. The purchased shares will serve as collateral for the note, and will be pledged to the Company. In the event of a default, the Company may foreclose on such collateral (reducing the outstanding indebtedness by the then current fair market value of such shares). The Company can also seek to collect up to an additional $200,000 from Mr. Brooks. Other than this $200,000 amount, Mr. Brooks will not have any personal liability on the note over and above the value of the stock that serves as collateral for the note.

      The Company will have the right (but not the obligation) to repurchase some of the shares from Mr. Brooks at the initial purchase price of $3.25 per share. Initially, the repurchase right will extend to all of the shares except 76,923 (representing the number of shares for which Mr. Brooks is paying cash at the time of the purchase). Thereafter, the repurchase right will lapse as to 25,625 shares for each three months of continued employment (representing 1/16th of the remaining shares); if Mr. Brooks is still employed by the Company in four years, the repurchase right will have lapsed entirely. In addition, the repurchase right will lapse as to 102,500 shares if Mr. Brooks' employment terminates due to death or disability or if the Company terminates Mr. Brooks' employment without cause (as defined under his Employment Agreement). Finally, the repurchase right will lapse in its entirety in the event of a "change in control" of the Company (as defined).

      From the standpoint of the Company, the effect of this so-called restricted stock arrangement is that Mr. Brooks will own all 486,923 shares, but will be subject to a risk of forfeiture of at least a portion of the shares if he remains employed by the Company for less than four years. Moreover, Mr. Brooks will forfeit shares if and to the extent that he fails to pay the full purchase price for the stock (plus all accrued interest) when the note becomes due.


      Mr. Brooks has advised the Company that he intends to treat this transaction as a completed sale of the stock at fair market value for purposes of Section 83(b) of the Internal Revenue Code and that such treatment is proper for tax purposes. As such, he would be entitled to capital gain or loss at the time of resale of the underlying shares (generally equal to the net resale price minus $3.25 per share) and he would not have taxable income -- nor would the Company have any deductible compensation expense -- by virtue of any lapse of the Company's repurchase rights or any payment against the promissory note.

                                 NEW PLAN BENEFITS
                           RESTRICTED STOCK ARRANGEMENT

                           DOLLAR VALUE ($) IF STOCK
                          APPRECIATES FOR 10 YEARS AT
                          ---------------------------        NO. OF
                          0%/YR.     5%/YR.    10%/YR.       UNITS
-------------------------------------------------------------------

   Roger E. Brooks            0     995,225   2,522,097      486,923


      The proposed Employee Restricted Stock Purchase Agreement with Mr. Brooks and the related form of promissory note and pledge agreement are filed with the Securities and Exchange Commission as exhibits to the Company's Schedule 13E-4 Issuer Tender Offer Statement.

      Due to the size and nature of this restricted stock arrangement, the Board of Directors has decided to seek the same vote of shareholders as would have been required under Maine law for a grant of employee stock options. The affirmative vote of a majority of the outstanding shares of common stock is needed for approval. (For these purposes, abstentions and broker non-votes will have the same effect as a vote against the proposal.) Shareholder approval of this restricted stock arrangement is a condition to Ampersand's obligation to consummate its purchase of stock from the Company.


               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                APPROVAL OF THE RESTRICTED STOCK ARRANGEMENT.


                                OTHER MATTERS

      All expenses of this solicitation will be borne by the Company. No person will receive any additional compensation for soliciting proxies from any shareholder. In addition to use of the mails, proxies may be solicited directly, or by telephone or other means, by Company employees. The Company will reimburse brokerage firms, custodians, nominees, and fiduciaries in accordance with American Stock Exchange rules for the reasonable expenses of forwarding proxy materials to beneficial owners.

      At the date of this Proxy Statement, Management knows of no other matters that are to be brought before the Meeting. However, if any matters other than those set forth in the accompanying Notice should properly come before the Meeting, the persons named in the enclosed proxy will vote the proxies on such matters in their discretion.

      To be eligible for inclusion in the proxy materials for the 1999 Annual Meeting, a shareholder proposal must be received by the Company in proper written form by November 30, 1998. Any such proposals should be addressed to the attention of the Board of Directors.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   Gregory S. Fryer, Clerk

                                                                 EXHIBIT A

                         INTELLIGENT CONTROLS, INC.

                       1998 EMPLOYEE STOCK OPTION PLAN

1. PURPOSE. The purpose of the 1998 Employee Stock Option Plan is to provide Employees of Intelligent Controls, Inc. with additional incentives to contribute to the success of the Company and to attract, reward and retain Employees of outstanding ability.

2. DEFINITIONS. As used in this Plan, the following words and phrases wherever capitalized shall have the following meanings, unless the context clearly indicates that a different meaning is intended:

      (a) "Award" shall mean any Option or Stock Appreciation Right granted pursuant to the Plan.

      (b) "Award Agreement" shall mean an Option Agreement or SAR Agreement, which specifies the terms, conditions and restrictions of an Award, incorporates the applicable provisions of the Plan, and includes such additional provisions not inconsistent therewith as the Committee shall determine.

      (c) "Board" shall mean the Board of Directors of the Company.

      (d) "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended.

      (e) "Committee" shall mean the committee described in Section 3, which shall have the authority to control and manage the administration of the Plan.

      (f) "Common Stock" shall mean common stock, no par value, of the Company.

      (g) "Company" shall mean Intelligent Controls, Inc. and any Subsidiary thereof.

      (h) "Disability" shall mean an Employee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. An Employee shall not be considered disabled unless he or she furnishes proof of the existence of such Disability in such form and manner, and at such times, as the Committee may require.

      (i) "Employee" shall mean any person who is employed by the Company or any Parent or Subsidiary.

      (j) "Fair Market Value" shall mean, with respect to Shares, the closing price of the Shares (or the average of the last-quoted bid and ask price, as the case may be) on the principal stock exchange or over-the-counter market on which the Shares are traded; provided, however, that the Committee in its discretion may instead use the average closing price (or bid-ask price) over the past five (5) trading days as the Fair Market Value on the last of such days; and provided further, however, that the Fair Market Value of the Shares to be issued under any Incentive Stock Option shall in any event be determined by the Committee in a manner that complies with the applicable requirements of subsections 422(b)(4) and (c)(7) of the Code and the regulations issued thereunder.

      (k) "Incentive Stock Option" shall mean an option granted to an individual for any reason connected with his or her employment by a corporation, if granted by the employer corporation or its Parent or Subsidiary corporation, to purchase stock of any of such corporations, but only if such option meets the requirements of Section 422 of the Code.

      (l) "Nonqualified Stock Option" shall mean an Option granted under the Plan that is not an Incentive Stock Option.

      (m) "Option" shall mean a right granted under the Plan to purchase
Shares.

      (n) "Optionee" shall mean an Employee who is granted an Option.

      (o) "Parent" shall mean, for purposes of the Incentive Stock Option provisions of the Plan, a parent company within the meaning of subsections 424(e) and (g) of the Code.

      (p) "Plan" shall mean the 1998 Employee Stock Option Plan.

      (q) "Share" shall mean a share of Common Stock of the Company, as adjusted in accordance with subsection 4(b).

      (r) "Stock Appreciation Right" shall mean a right granted under
Section 8 to receive a payment, the amount of which shall be determined by reference to the value of a Share.

      (s) "Subsidiary" shall mean, for purposes of the Incentive Stock Option provisions of the Plan, a subsidiary company within the meaning of subsections 424(f) and (g) of the Code, and for all other purposes of the Plan, a company of which Intelligent Controls, Inc. owns directly or indirectly at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote.

3.  ADMINISTRATION.

      (a) COMMITTEE MEMBERS. The Plan shall be administered by the members of the Compensation Committee of the Board. Although not a requirement of the Plan, it is contemplated that the Committee will consist solely or primarily of persons who are not employees of the Company or any Parent or Subsidiary and who otherwise qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as "outside directors" within the meaning of Code Section 162(m), as amended, and the regulations thereunder. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. Any member may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Further, any action of the Committee may be taken without a meeting if all of the members of the Committee sign written consents, setting forth the action taken or to be taken, at any time before or after the intended effective date of such action.

      (b) POWERS. The Committee shall have the complete authority and discretion to administer the Plan, including the following powers which shall be exercised in accordance with the terms of the Plan:

            (1) to determine the Employees to whom Awards shall be granted;

            (2) to determine the time or times at which Awards shall be granted;

            (3) to determine the type or types of Awards to be granted;

            (4) to determine the terms, conditions and restrictions of each Award;

            (5) to make adjustments in accordance with subsection 4(b);

            (6) to prescribe, amend and rescind rules and regulations relating to the Plan;

            (7) to interpret the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan; and

            (8) to delegate to any officer of the Company the authority to act for the Committee in such matters as the Committee may specify.

      Each determination, interpretation or other action taken pursuant to the Plan by the Committee (or an officer of the Company acting under a delegation of authority by the Committee) shall be final and conclusive for all purposes and binding upon all persons, including the Company, the Board, the Committee, the Employees and their respective successors in interest.

      (c) SIGNATURES. The Committee may authorize any member thereof to execute all instruments required in the administration of the Plan, and such instruments may be executed by facsimile signature.

4.  STOCK SUBJECT TO THE PLAN.

      (a) LIMITATIONS. Subject to the provisions of subsection (b), a maximum of 300,000 Shares will be available for grant under the Plan.

      In the event that any Shares subject to an Award are forfeited, such Shares shall, unless the Plan has been terminated, become available again for grant and shall not be counted again for purposes of the foregoing share limitation. In the event that any Option granted under the Plan expires or terminates without the issuance of Shares or payment of other consideration in lieu of such Shares, the unissued Shares subject to such Option shall, unless the Plan has been terminated, become available for other Awards, including other Options.

      In the event that an Employee transfers stock issued by the Company in full or partial payment of the option price of an Option granted under the Plan, only the difference between (i) the number of Shares issued upon exercise of the Option and (ii) the number of Shares transferred in payment of the option price shall be counted for purposes of the foregoing limitation on the maximum number of Shares available for grant under the Plan. Notwithstanding the foregoing, in no event shall more than 300,000 Shares be issued pursuant to the exercise of Incentive Stock Options under this Plan; Shares delivered in payment for Incentive Stock Options shall not be credited against this special limitation on the number of Shares issued pursuant to Incentive Stock Options.

      (b) ADJUSTMENTS. If the number of Shares outstanding changes as a result of a stock split or stock dividend, the Committee shall proportionately adjust: (i) the maximum number of Shares available for grant and the maximum aggregate number of Shares which may be issued under Incentive Stock Options; (ii) the number of Shares to be issued under Awards; (iii) the option price with respect to Shares subject to Options; and (iv) the grant price with respect to Stock Appreciation Rights.

      In the event of a merger or consolidation in which the Company is the surviving company, or the acquisition by the Company of property or stock of another company, or any reorganization, the Committee shall appropriately adjust: (i) the number and class of Shares to be issued under Awards; (ii) the option price of Shares subject to Options; and (iii) the grant price with respect to Stock Appreciation Rights. Any adjustments under this subsection (b) affecting Incentive Stock Options shall be made so as to comply with the applicable provisions of Sections 422 and 424 of the Code.

5.  ELIGIBILITY.

      The Committee may, from time to time, designate Employees to whom Options or Stock Appreciation Rights may be granted in accordance with the terms of the Plan.

6.  GRANTING OF AWARDS.

      The Committee may grant more than one Award and more than one type of Award to any Employee; provided that no Incentive Stock Option shall be granted to any Employee who, at the time the Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary. For purposes of applying the percentage limitation of the preceding sentence, the ownership principles of subsection 424(d) of the Code shall apply. The terms and conditions of Awards need not be the same with respect to each Employee. An Employee who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards before the exercising of such prior Award.

      The Committee may condition the grant of an Award and the exercise of an Option or Stock Appreciation Right on the attainment of performance goals. Performance goals may be expressed in terms of earnings per Share, stock price, total shareholder return, return on equity, or any similar quantifiable measures.

7.  OPTIONS.

      (a) OPTION AGREEMENT. Each Option granted by the Committee shall be evidenced by an agreement (the "Option Agreement"), specifying the Option price, the number of Shares subject to the Option and such other terms, conditions and restrictions as the Committee shall determine. Each Option shall be clearly identified as either an Incentive Stock Option or a Nonqualified Stock Option.

      (b) TERM OF OPTION. The term of each Option shall be set forth in the Option Agreement, but in no event shall an Option be exercisable after the expiration of ten (10) years from the date such Option is granted.

      (c) OPTION PRICE. The option price for Shares to be issued under any Option shall not be less than one hundred percent (100%) of the Fair Market Value of such Shares on the date the Option is granted.

      (d) NONTRANSFERABILITY OF OPTIONS. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Notwithstanding the preceding sentence to the contrary, the Committee may permit the transfer of Nonqualified Stock Options to family members or family trusts (and exercise by the transferee) to the extent Rule 16b-3 under the Securities Exchange Act of 1934 permits such transfers.

      (e) MANNER OF EXERCISE. An Option granted under the Plan shall be exercisable at such times and under such circumstances as shall be permissible under the terms of the Plan and of the Option Agreement. An Option shall be deemed to be exercised when the Optionee gives written notice of such exercise to the Company in accordance with the terms of the Option Agreement and the Company receives full payment for the Shares with respect to which the Option is exercised. Payment shall be made by check payable to the Company, delivery of stock issued by the Company or a combination thereof, subject to the terms of the Option Agreement, or in such other manner as the Committee shall approve.

      Stock transferred to the Company in full or partial payment for Shares shall be valued at Fair Market Value on the date that such transfer is recorded upon the books of the Company, following actual or constructive delivery of such stock to the Company in a form suitable for transfer.

      (f) TERMINATION OF EMPLOYMENT. In the event an Optionee ceases to be employed by the Company or any Parent or Subsidiary, and is no longer employed by any of them, for any reason other than death or Disability, such Optionee may, subject to the terms of the Option Agreement, exercise an Option at any time prior to the expiration date of such Option (or, in the case of an Incentive Stock Option, within three (3) months after the date the Optionee's employment ceases, whichever is earlier), but only to the extent the Optionee had the right to exercise such Option at the date his or her employment ceased. An Optionee's employment with a Parent or Subsidiary of the Company shall be deemed terminated on the date such Optionee's employer ceases to be a Parent or Subsidiary.

      (g) DISABLED OPTIONEE. In the event an Optionee who is disabled ceases to be employed by the Company or any Parent or Subsidiary by reason of such Disability, and is no longer employed by any of them, such Optionee may, subject to the terms of the Option Agreement, exercise an Option at any time prior to the expiration date of such Option (or, in the case of an Incentive Stock Option, within one (1) year after the date such Optionee's employment ceases, whichever is earlier), but only to the extent the Optionee had the right to exercise such Option at the date his or her employment ceased.

      (h) DEATH OF OPTIONEE. In the event an Optionee dies while in the employ of the Company or any Parent or Subsidiary, then to the extent that the Optionee would have been entitled to exercise an Option immediately prior to his or her death, such Option may be exercised by the estate of such Optionee or by such person or persons to whom such Optionee's rights pass by will or by the laws of descent and distribution at any time prior to the expiration date of such Option or within one (1) year after the death of the Optionee, whichever is earlier.

8.  STOCK APPRECIATION RIGHTS.

      (a) SAR AGREEMENT. Any Stock Appreciation Rights granted by the Committee shall be evidenced by an agreement (the "SAR Agreement"), specifying the grant price, the number of such rights, and such other terms, conditions and restrictions as the Committee shall determine; provided, however, that the terms of a Stock Appreciation Right that relates to an Option may instead be set forth in the Option Agreement or any amendment thereto.

      (b) TERM. The term of each Stock Appreciation Right shall be set forth in the SAR Agreement, but in no event shall a Stock Appreciation Right be exercisable after the expiration of ten (10) years from the date such right is granted.

      (c) AMOUNT OF PAYMENT. An Employee to whom a Stock Appreciation Right has been granted shall be entitled to receive payment of an amount equal to the excess of (i) the Fair Market Value of one (1) Share on the date of exercise of such right over (ii) the grant price of the right; provided that the Fair Market Value of one (1) share with respect to a Stock Appreciation Right that is not related to an Incentive Stock Option may be determined at any time during a period before the date of exercise if so specified in the SAR Agreement.

      (d) GRANT PRICE. The grant price of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of one
(1) Share on the date that the Stock Appreciation Right is granted.

      (e) NONTRANSFERABILITY OF RIGHTS. Stock Appreciation Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Employee only by such Employee.

      (f) MANNER OF EXERCISE. A Stock Appreciation Right granted under the Plan shall be exercisable at such times and under such circumstances as shall be permissible under the terms of the Plan and of the SAR Agreement. A Stock Appreciation Right shall be deemed exercised when an Employee gives written notice of such exercise to the Company in accordance with the terms of the SAR Agreement.

      (g) FORM OF PAYMENT. Payment with respect to the exercise of a Stock Appreciation Right may be made in cash, Shares or a combination thereof, subject to the terms of the SAR Agreement, or in such other manner as the Committee shall approve. To the extent that such payment is made in Shares, the Shares shall be valued at Fair Market Value on the date of payment.

      (h) RELATED OPTIONS. A Stock Appreciation Right may, but need not, relate to an Option granted under Section 7. A Stock Appreciation Right related to a Nonqualified Stock Option may be granted simultaneously with the granting of such Option or at any time thereafter before the exercise or termination of such Option. A Stock Appreciation Right related to an Incen-tive Stock Option shall be granted at the same time such Option is granted.

      A Stock Appreciation Right related to the full number of Shares subject to an Option shall terminate upon exercise or termination of the Option to the extent such Option is exercised or terminated. A Stock Appreciation Right related to less than the full number of Shares subject to an Option shall not be affected by the exercise or termination of the Option until such exercise or termination exceeds the number of Shares not related to the Stock Appreciation Right; thereafter such right shall terminate to the extent such Option is further exercised or terminated.

      To the extent that a Stock Appreciation Right related to an Option has been exercised, such Option shall no longer be exercisable.

9. DEFERRED SHARES. An Employee may elect, in such manner and subject to such terms and conditions as the Committee may prescribe, to defer the receipt of Profit Shares purchased by transferring previously acquired Shares upon the exercise of a Nonqualified Stock Option. For purposes of the Plan, "Profit Shares" shall mean Shares representing the difference between the number of previously acquired Shares transferred and the number of Shares purchased.

10. CANCELLATION OF AWARDS. Notwithstanding any provision of the Plan to the contrary, the Committee may cancel any award, whether vested or not, if at any time an Employee is not in compliance with the applicable terms of the Award Agreement or in the event of a serious breach of conduct, including but not limited to failure to comply with the terms of an agreement not to compete with the Company or a failure to maintain the confidentiality of Company trade secrets or proprietary or confidential information.

11.  AMENDMENT AND TERMINATION.

      (a) AMENDMENT. The Committee, without further approval of the shareholders of the Company, may amend the Plan from time to time in such respects as the Committee deems advisable, provided that no amendment shall become effective prior to ratification by the Board if such amendment:

            (i) increases the maximum aggregate number of shares which may be issued under the Plan or that may be issued hereunder pursuant to Incentive Stock Options; or

            (ii) expands the classes of persons eligible to receive Awards under the Plan.

      (b) TERMINATION. The Board, without further approval of the shareholders of the Company, may at any time terminate the Plan.

      (c) EFFECT OF AMENDMENT OR TERMINATION. Any amendment or termination of the Plan shall not adversely affect Awards already granted without the written consent of the affected individual, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated.

13. EFFECTIVE DATE OF PLAN. The Plan shall be effective upon its approval by the shareholders of the Company.

14.  TERM OF PLAN.  No Award shall be granted pursuant to the Plan after ten
(10) years from the date the Plan is approved by shareholders. Awards granted prior to the end of such period may extend beyond such period, except as otherwise provided herein or in the Award Agreement.

15. ARBITRATION. Arbitration as hereinafter provided shall be the exclusive remedy for resolving any claim or dispute arising under the Plan.

      (a) Any arbitration under the Plan, and any related judicial proceeding, shall be initiated and shall proceed pursuant to the provisions of the Maine Uniform Arbitration Act (the "Act") and, to the extent consistent with the Act, the then prevailing rules of the American Arbitration Association (the "Association") for labor and employment contracts. To initiate arbitration, demand shall be given in writing to the Association and the other party no later than one year after the claim arises. Any claim for which such demand is not made in writing within one year after the claim arises shall be barred and discharged absolutely.

      (b) Any arbitration under the Plan shall occur in Portland, Maine (or such other location as the parties consent to in writing) before a single arbitrator. An award in such arbitration may include only damages that the arbitrator determines to be due under the express provisions of the Plan and applicable Award Agreement. The arbitrator shall have no authority to award any other damages, including without limitation, consequential and exemplary damages. Each award shall set forth briefly in writing the rationale of the decision and those facts considered by the arbitrator to be material to such decision. Any award in arbitration shall be subject to enforcement and appeal pursuant to the Act.

      (c) The Company and the Employee shall share equally all costs and fees charged by the Association or the arbitrator.

16.  MISCELLANEOUS.

      (a) AWARD AGREEMENT. Upon executing an Award Agreement, an Employee shall be bound by such Agreement and by the applicable provisions of the Plan.

      (b) EMPLOYMENT. The granting of an Award to an Employee shall not give the Employee any right to be retained in the employ of the Company or any Parent or Subsidiary, nor shall the existence of the Plan impair the right of the Company or any Parent or Subsidiary to discharge or otherwise deal with an Employee.

      (c) TAX WITHHOLDING. The Company shall be authorized to withhold from any Award granted, or payment due, under the Plan the amount of any taxes required by law to be withheld because of such Award or payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

      (d) GOVERNING LAW. The Plan is established under and shall be construed according to the laws of the State of Maine.

      (e) HEADINGS. Paragraph headings are included solely for convenience and shall in no event affect, or be used in connection with, the interpretation of the Plan.

      (f) 1984 PLAN. The Employee Stock Option Plan of the Company, as adopted in 1984 and amended and restated in 1994, shall terminate as of the effective date of the 1998 Employee Stock Option Plan. Termination of the Employee Stock Option Plan shall not adversely affect awards previously granted under such plan or the authority of the Board or Committee to make determinations with regard to such prior awards.


                          INTELLIGENT CONTROLS, INC.
                                    PROXY
                    (Solicited by the Board of Directors)

The undersigned appoints Alan Lukas and Andrew B. Clement, or either of them, proxies with full power of substitution, to represent and vote all shares of Common Stock of Intelligent Controls, Inc. held by the undersigned, at the Annual Meeting of Shareholders to be held April 30, 1998, or any adjournment thereof.

     1. TO FIX THE NUMBER OF DIRECTORS AT FIVE AND TO ELECT THE FOLLOWING NOMINEES TO THE BOARD OF DIRECTORS:

             Alan Lukas, George E. Hissong, Paul F. Walsh,
                  Charles D. Yie, and Roger E. Brooks

      (To withhold authority for one or more nominees, cross out his name or their names)

     2.  TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS
INDEPENDENT ACCOUNTANTS TO THE COMPANY FOR THE YEAR ENDING DECEMBER 26,
1998.

                 [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

     3. TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK TO 8,000,000 SHARES

                 [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

     4. TO AMEND THE ARTICLES OF INCORPORATION TO PROVIDE THAT SECTION 910 OF THE MAINE BUSINESS CORPORATION SHALL NOT APPLY TO THE COMPANY

                 [ ] FOR      [ ] AGAINST      [ ] ABSTAIN


     5. TO AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE COMPANY TO PURCHASE SHARES FROM CAPITAL STOCK

                 [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

     6.  TO APPROVE THE PROPOSED 1998 EMPLOYEE STOCK OPTION PLAN

                 [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

     7.  TO APPROVE THE PROPOSED RESTRICTED STOCK ARRANGEMENT WITH ROGER E.
BROOKS

                 [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

     8. In their discretion, upon such other matters as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the nominated directors and "FOR" proposals 2, 3, 4, 5, 6, and 7. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Meeting.


                                          Dated: ___________________, 1998


                                          ________________________________
                                          Signature


                                          ________________________________
                                          Signature

                             Personal representatives, custodians, trustees, partners, corporate officers, and attorneys-in-fact should add their titles as such.

PLEASE VOTE AND DATE THIS PROXY, SIGNING IT AS YOUR NAME APPEARS ABOVE AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.